UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of the earliest event reported) March 29, 2008

Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction	001-13498 (Commission File Number)	93-1148702 (IRS Employer
of Incorporation)		Identification No.)
W140 N8981 Lilly Road, Menomonee Falls, WI 53051
(Address of Principal Executive Offices) (Zip Code)
262-257-8888
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2008 Cash Incentive Compensation Program
On March 29, 2008, the Compensation/Nomination/Governance Committee (the “Committee”) of the board of directors of Assisted Living Concepts, Inc. (the “Company”) approved the 2008 Cash Incentive Compensation Program for the Company’s executive officers and twelve other employees. Annual incentive awards for fiscal 2008 will be granted pursuant to the Company’s 2006 Omnibus Incentive Compensation Plan (the “2006 Omnibus Plan”). The Committee established bonus targets that are expressed as a percentage of base salary, objective performance criteria that must be met in order for bonuses to be paid, and other terms and conditions of the awards. If paid, these annual incentive awards are paid in cash. The performance goals applicable to these awards are: adjusted EBITDAR and adjusted EBITDAR margin percentages. Adjusted EBITDAR is defined as net income from continuing operations before income taxes, interest expense net of interest income, depreciation and amortization, non-cash equity based compensation expense, transaction costs and non-cash, non-recurring gains and losses, including disposal of assets, impairment of long-lived assets, and rent expense incurred for leased assisted living properties. Both the adjusted EBITDAR and adjusted EBITDAR margin goals must be achieved to earn an award under the program.
The following table sets forth the fiscal 2008 annual incentive compensation award for each of the Company’s executive officers, assuming the objective performance targets are reached:

		Percentage
		of Base
Name	Position	Salary
Laurie A. Bebo	President and Chief Executive Officer	75%

John Buono	Senior Vice President, Chief Financial Office and Treasurer	50%

Eric B. Fonstad	Senior Vice President, General Counsel and Corporate Secretary	35%

Walter A. Levonowich	Vice President and Controller	30%
An additional annual incentive will be awarded if the adjusted EBITDAR goal is met and the adjusted EBITDAR margin goal is exceeded. The additional incentive will be graduated up to 10% of base salary. If the adjusted EBITDAR dollars goal is met, for each margin percentage point or fraction of a percentage point that the adjusted EBITDAR margin goal is exceeded, that percent multiplied by the employee’s base salary will be awarded up to a maximum of 10% of base salary.
The foregoing description of the 2008 Cash Incentive Compensation Program is qualified in its entirety by reference to the text of the form of 2008 Cash Incentive Compensation Award Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report and incorporated herein by reference, and to the text of the 2006 Omnibus Plan, which is incorporated by reference as Exhibit 10.2 to this Current Report and incorporated herein by reference.
2007 Long-Term Equity-Based Compensation Program
On March 29, 2008, the Committee also approved the 2008 Long-Term Equity-Based Compensation Program and granted awards of tandem non-qualified stock options and stock appreciation rights (“Options/SARs”) to the Company’s executive officers and eleven other employees pursuant to the 2006

Omnibus Plan. The aggregate maximum number of Options/SARs granted to all participants was 487,500.
The Options/SARs have both time vesting and performance vesting features. If the established performance goals (related to increases in private pay occupancy) are achieved in fiscal 2008, the Options/SARs become exercisable in one-third increments on the first, second and third anniversaries of the grant date. Once exercisable, awards may be exercised either by purchasing shares of the Company’s Class A common stock at the exercise price or exercising the stock appreciation right. The Committee has sole discretion to determine whether stock appreciation rights are settled in shares of Class A common stock, cash or a combination of shares of Class A common stock and cash. The Options/SARs have an exercise price of $5.89 per share, the closing price of the Company’s Class A common stock on the New York Stock Exchange on March 31, 2008, the first business day following the March 29, 2008 grant date and expire five years from the date of grant.
The following table sets forth the maximum number of Options/SARs granted to each of the Company’s executive officers:

		Maximum
		number of
Name	Position	Options/SARs
Laurie A. Bebo	President and Chief Executive Officer	100,000

John Buono	Senior Vice President, Chief Financial Office and Treasurer	50,000

Eric B. Fonstad	Senior Vice President, General Counsel and Corporate Secretary	25,000

Walter A. Levonowich	Vice President and Controller	25,000
The form of Tandem Stock Option/Stock Appreciation Rights Award Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2006 Omnibus Plan and the form of Tandem Stock Option/Stock Appreciation Rights Award Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of 2008 Cash Incentive Compensation Award Agreement (incorporated by reference to Exhibit 10.14 to Annual Report of Assisted Living Concepts, Inc. on Form 10-K for the fiscal year ended December 31, 2007, File No. 001-13498)

10.2	2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to Current Report of Assisted Living Concepts, Inc. on Form 8-K dated November 10, 2006, File No. 001-13498)
10.3	Form of 2008 Tandem Stock Option/Stock Appreciation Rights Award Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: April 3, 2008

ASSISTED LIVING CONCEPTS, INC.
By:	/s/ John Buono
John Buono, Senior Vice President,
Chief Financial Officer & Treasurer